UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2008

BIOMETRX, INC.
(Exact name of registrant as specified in its Charter)

Delaware	0-15807	31-1190725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

500 North Broadway, Suite 204, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

(516) 937-2828
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 24, 2008, BioMETRX, Inc. (the “Company”) and Master Lock Company entered into a letter agreement which amended the Cooperative Development and Marketing Agreement dated March 26, 2007 (“Original Agreement”) . The letter amends the Original Agreement to expand the number of products the parties are co-developing to include an additional nine (9) consumer products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMETRX, INC. (Registrant)

Date: April 3, 2008	By:	/s/ Mark Basile
Mark Basile
Chief Executive Officer